Exhibit 99.1

Press Release
December 10, 2009	7575 West Jefferson Blvd
Fort Wayne, IN 46804
Phone: 260.459.3553
Fax: 260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Comments on Fourth Quarter Guidance and

Announces Cash Dividend

FORT WAYNE, INDIANA, December 10, 2009— Steel Dynamics, Inc. (NASDAQ / GS: STLD) today announced earnings guidance for the fourth quarter of 2009 to be in the range of $0.10 to $0.20 per diluted share.  In comparison, the company reported net losses of ($0.45) per diluted share in the fourth quarter of 2008 and net income of $0.30 per diluted share in the third quarter of 2009.

In October, the company gave qualitative guidance concerning fourth quarter 2009 estimated results, and indicated an expectation for a slight easing in sheet-related operating rates, which would result in somewhat lower earnings than those achieved during the third quarter.  The company also suggested other factors which could, and did, impact fourth quarter earnings, including lower shipments and margin compression at its metals recycling operations, caused by the sharp declines in transaction prices experienced early in the quarter.

“Encouragingly, though, recent order entry activity has been robust at our flat rolled and SBQ bar operations, and pricing has begun to move in a positive direction,” stated Keith Busse, Chairman and Chief Executive Officer. “Yet, sustainability remains a question mark.

“As stated previously, our operations remain capable of responding quickly to meet renewed demand for our products, and we demonstrated this ability in the second half of 2009 at our sheet product locations and our metals recycling facilities, “said Busse.  “Our employees have put forth an incredible effort to continue to reduce costs and work more effectively.  I applaud their innovation and achievement, and look forward to an economic environment in which we can fully capitalize on our abilities.”

Dividend

The company’s board of directors declared a quarterly cash dividend of $0.075 per common share to be distributed to shareholders of record at the close of business on December 31, 2009. This dividend will be payable on or about January 11, 2010.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenue, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities.  These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others:  the effects of prolonged or deepening recession on industrial demand; general or specific sector (i.e., automotive, consumer appliance or construction) economic conditions affecting steel consumption; the impact of price competition, whether domestic or the result of foreign imports; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

More specifically, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based upon information and assumptions, concerning our businesses and the environments in which they operate, which we consider reasonable as of the date on which these statements are made.  Due to the foregoing risks and uncertainties however, as well as, matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Fred Warner, Investor Relations Manager, 260.969.3564 or f.warner@steeldynamics.com